SCHEDULE 14A INFORMATION
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]Preliminary Proxy Statement                 [ ]Confidential, for Use of the
[x]Definitive Proxy Statement                     Commission Only (as permitted
[ ]Definitive Additional Materials                by Rule 14a-6(e)(2))
[ ]Soliciting Material Under Rule 14a-12

                              CENTRAL BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment  of Filing Fee (Check the appropriate box):
[x]   No fee required.
[ ]   Fee  computed on table below per  Exchange  Act Rules  14a-6(i)(1)  and
      0-11.

      1.  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

      2. Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

      4. Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

      5. Total fee paid:

         -----------------------------------------------------------------------

      Fee paid previously with preliminary materials:___________________________

      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1. Amount Previously Paid:

         -----------------------------------------------------------------------

      2. Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

      3. Filing Party:

         -----------------------------------------------------------------------

      4. Date Filed:

         -----------------------------------------------------------------------

                       [Central Bancorp, Inc. Letterhead]




                                         June 26, 2001








Dear Fellow Stockholder:

     The 2001 Annual Meeting of Stockholders (the "Annual Meeting") of Central Bancorp, Inc. (the "Company") will be held at the Auditorium of FleetBoston, 100 Federal Street, Boston, Massachusetts, on Thursday, July 26, 2001 at 11:00 a.m.

     Accompanying this letter are a Notice of Annual Meeting, a Proxy Statement, a Proxy Card for voting your shares and a copy of the Company's Annual Report. You are encouraged to review these materials carefully. At the Annual Meeting, you will be asked to elect two directors of the Company. During the meeting, we will report on the operations of the Company. Directors and officers of the Company as well as a representative of KPMG LLP will be present to respond to any questions our stockholders may have.

     Your vote is very important, regardless of the number of shares you own. ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE, EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

     Your continued interest and support of Central Bancorp, Inc. are sincerely appreciated.

                                         Sincerely,

                                         /s/ John D. Doherty

                                         John D. Doherty
                                         President and Chief Executive Officer

                              CENTRAL BANCORP, INC.
                               399 HIGHLAND AVENUE
                         SOMERVILLE, MASSACHUSETTS 02144

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 26, 2001


     Notice is hereby given that the 2001 Annual Meeting of Stockholders (the "Annual Meeting") of Central Bancorp, Inc. (the "Company") will be held at the Auditorium of FleetBoston, 100 Federal Street, Boston, Massachusetts on Thursday, July 26, 2001 at 11:00 a.m.

     A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed herewith.

     The Annual Meeting is for the purpose of considering and acting upon:

          1.   The election of two directors of the Company; and

          2. Such other matters as may properly come before the Annual Meeting or any adjournments thereof.

     NOTE: The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Stockholders of record at the close of business on June 8, 2001 are the stockholders entitled to vote at the Annual Meeting and any adjournments thereof.

         Whether or not you expect to be present at the Annual Meeting, please sign and date the enclosed proxy and mail it promptly in the enclosed postage-paid envelope. If you do attend the Annual Meeting and wish to vote in person, you may do so even though you have signed an earlier proxy.

                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      /s/ Rhoda K. Astone


                                      RHODA K. ASTONE
                                      SECRETARY AND CLERK
Somerville, Massachusetts
June 26, 2001

                                   IMPORTANT:

     PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD WITHOUT DELAY. THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                              CENTRAL BANCORP, INC.

                               399 HIGHLAND AVENUE
                         SOMERVILLE, MASSACHUSETTS 02144
                                 (617) 628-4000

                         ANNUAL MEETING OF STOCKHOLDERS
                                  JULY 26, 2001


--------------------------------------------------------------------------------
                                     GENERAL
--------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Central Bancorp, Inc. (the "Company"), the holding company for Central Co-operative Bank (the "Bank"), to be used at the Company's 2001 Annual Meeting of Stockholders (hereinafter called the "Annual Meeting") which will be held at the Auditorium of FleetBoston, 100 Federal Street, Boston, Massachusetts, on Thursday, July 26, 2001 at 11:00 a.m. The accompanying Notice of Annual Meeting and this Proxy Statement are being first mailed to stockholders on or about June 26, 2001.


--------------------------------------------------------------------------------
                        VOTING AND REVOCATION OF PROXIES
--------------------------------------------------------------------------------

     Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Company at the address stated above, or by the filing of a later- dated proxy, prior to a vote being taken on a particular proposal at the Annual Meeting. A proxy will not be voted if a stockholder attends the Annual Meeting and votes in person. The presence of a stockholder at the Annual Meeting will not automatically revoke such stockholder's proxy. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS SET FORTH IN THIS PROXY STATEMENT.

     The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the Annual Meeting. If any other business is presented at the Annual Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker non-votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

--------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

     Stockholders of record as of the close of business on June 8, 2001 (the "Record Date"), are entitled to one vote for each share then held. As of the Record Date, the Company had 1,702,164 shares of common stock, par value $1.00 per share (the "Common Stock"), issued and outstanding. The Company did not have any other class of equity security outstanding on the Record Date. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary for a quorum at the Annual Meeting.

     Persons and groups beneficially owning in excess of 5% of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). Based on such reports and other information which management believes to be correct, management knows of no persons, except as listed below, who owned more than 5% of the outstanding shares of Common Stock as of the Record Date.

     The following table sets forth, as of the Record Date, certain information as to those persons who were the beneficial owners of more than five percent (5%) of the Company's outstanding shares of Common Stock.

                                                                       PERCENT OF SHARES
NAME AND ADDRESS                        AMOUNT AND NATURE OF            OF COMMON STOCK
OF BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP (1)          OUTSTANDING (2)
-------------------                   ------------------------          ---------------
Central Co-operative Bank                       160,742 (3)                    9.44%
   Employee Stock Ownership Plan
399 Highland Avenue
Somerville, Massachusetts  02144

Jeffrey L. Gendell                              168,700 (4)                    9.91%
Tontine Financial Partners, L.P.
Tontine Management, L.L.C.
200 Park Avenue, Suite 3910
New York, New York 10166

Dimensional Fund Advisors, Inc.                 102,400                        6.02%
1299 Ocean Avenue, 11th Floor
Santa Monica, California  90401

John D. Doherty                                 140,334 (5)                    8.09%
Central Co-operative Bank
399 Highland Avenue
Somerville, MA  02144

____________
(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of the Common Stock as to which he or she has sole or shared voting or investment power, or has a right to acquire beneficial ownership at any time within 60 days of the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Unless otherwise indicated, the listed persons have direct ownership and sole voting and dispositive power.
(2) For purposes of calculating percentage ownership, the number of shares of Common Stock outstanding includes any shares which the beneficial owner has the right to acquire within 60 days of the Record Date.
(3) Of the shares beneficially owned by the Central Co-operative Bank Employee Stock Ownership Plan ("ESOP"), 126,008 shares have been allocated to participating employees over which shares Directors Boulos and Kenney, as co-trustees of the ESOP (the "ESOP Trustees"), may be deemed to have shared voting and sole investment power, and 34,734 shares have not been allocated, as to which shares the ESOP Trustees generally would vote in the same proportion as voting directions received from voting ESOP participants.
(4) According to their statement on Schedule 13G filed as amended February 14, 2001, each of the reporting persons shares voting and dispositve power over the listed shares.
(5) Includes 32,639 shares of Common Stock which he has the right to acquire pursuant to stock options exercisable within 60 days of the Record Date and 11,465 shares allocated to his account in the ESOP.

--------------------------------------------------------------------------------
                       PROPOSAL I -- ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     The Company's Board of Directors is currently composed of eight members. The Company's Articles of Organization and Bylaws provide that Directors are to be divided into three classes, with one class standing for election for a three-year term at each Annual Meeting. Two directors will be elected at the Annual Meeting, each to serve for a three-year period or until their respective successors have been elected and qualified. The Nominating Committee has nominated Directors Gregory W. Boulos and John D. Doherty, each to serve for a three-year term. Directors are elected by a plurality of all votes cast.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF GREGORY W. BOULOS AND JOHN D. DOHERTY AS DIRECTORS OF THE COMPANY.

     It is intended that the proxies solicited by the Board of Directors will be voted for the election of the above named nominees for a three-year term. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend or the Board may also decide to reduce the number of Directors to eliminate the vacancy. At this time, the Board of Directors knows of no reason why any nominee might be unavailable to serve.

     The following table sets forth for each nominee and for each director continuing in office, their name, age, the year he or she first became a director of the Bank, which is the Company's principal operating subsidiary, and the year of expiration of their present term. For information regarding Common Stock beneficially owned by directors, see "Security Ownership of Management." All persons were appointed as directors of the Company in 1998 in connection with the incorporation and organization of the Company, except for John G. Quinn who was elected to the Board of Directors in 1999 and Nancy D. Neri, who was appointed to the Board of Directors in 1999. Each director of the Company is also a member of the Board of Directors of the Bank.

                                                         YEAR FIRST
                                                         ELECTED OR             PRESENT
                                   AGE AS OF             APPOINTED              TERM TO
NAME                              RECORD DATE             DIRECTOR               EXPIRE
----                              -----------            -----------            -------

                BOARD NOMINEES FOR TERMS TO EXPIRE IN 2004

Gregory W. Boulos                     44                    1998                  2001
John D. Doherty                       43                    1983                  2001

                      DIRECTORS CONTINUING IN OFFICE

Marat E. Santini                      76                    1972                  2002
John F. Gilgun, Jr.                   77                    1987                  2002
John G. Quinn                         38                    1999                  2002
Joseph R. Doherty                     77                    1958                  2003
Terence D. Kenney                     85                    1975                  2003
Nancy D. Neri                         45                    1999                  2003


     Presented below is certain information concerning each of the nominees and Directors continuing in office. Unless otherwise stated, all nominees and Directors have held the positions listed for at least the last five years.

     GREGORY W. BOULOS was elected to the Board of Directors in January 1998. He is a partner in CB Richard Ellis/The Boulos Company of Portland, Maine, which is Maine's largest commercial real estate brokerage and development firm, specializing in the sale and leasing of commercial/industrial properties and the brokerage of investment properties.

     JOHN D. DOHERTY was elected President of the Bank in April 1986. As President, Mr. Doherty is responsible for the day-to-day operations of the Bank and reports on the Bank's operations directly to the Board of

Directors. Commencing April 1, 1992, Mr. Doherty also became the Chief Executive Officer of the Bank. Mr. Doherty has been employed by the Bank in various capacities since 1981 and is the son of Chairman of the Board Joseph R. Doherty.

     MARAT E. SANTINI was the Office Manager of Santini Inc., a general contractor located in Arlington, Massachusetts, until January 31, 1990. He is now retired and acts as a consultant to Santini Inc.

     JOHN F. GILGUN, JR., is the sole owner of the John F. Gilgun Agency, a real estate agency located in Woburn, Massachusetts. Mr. Gilgun is the former Mayor of Woburn.

     JOHN G. QUINN has been the President of Quinn Printing Co., Inc., since 1990, which is located in Newton, Massachusetts.

     JOSEPH R. DOHERTY served as President of the Bank from 1958 until April 1986. From April 1986 until March 31, 1992, Mr. Doherty served as Chairman of the Board of Directors and Chief Executive Officer, responsible for guiding the overall operations of the Bank. As of March 31, 1992, Mr. Doherty retired as Chief Executive Officer of the Bank, although he remains Chairman of the Board. Mr. Doherty is the father of Bank President and Chief Executive Officer, John D. Doherty.

     TERENCE D. KENNEY was Senior Vice President of the Bank from 1975 to September 1986. He presently serves as Chairman of the Board of Assessors of the City of Woburn, Massachusetts.

     NANCY D. NERI is the President of the George L. Doherty Funeral Service, Inc., located in West Somerville, Massachusetts.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     The following sets forth the information, including the ages, as of the Record Date with respect to executive officers of the Company who do not serve on the Board of Directors. Executive officers are appointed annually by the Board of Directors.

     PAUL S. FEELEY, 54, joined the Bank in July 1997 as Senior Vice President and Treasurer/Chief Financial Officer. From 1993 to 1997, Mr. Feeley was Senior Vice President and Treasurer of Bridgewater Credit Union. Prior to 1993, Mr. Feeley was Senior Vice President, Chief Financial Officer and Clerk of the Corporation at The Cooperative Bank of Concord, Acton, Massachusetts.

     DAVID W. KEARN, 59, joined the Bank in June 1993 as Senior Vice President - Retail Banking. From 1990 to 1993, Mr. Kearn was a Vice President of Loan Administration at Somerset Savings Bank, Somerville, Massachusetts. Mr. Kearn was Senior Vice President/Branch Administration at United States Trust Company from 1987 to 1990.

     WILLIAM P. MORRISSEY, 73, joined the Bank on November 1, 1992 as Senior Vice President for Corporate Affairs who represents the Bank in outside banking and business organizations. Prior to 1986, Mr. Morrissey served as Executive Vice President for Corporate Affairs at the Boston Five Cents Savings Bank, and as Deputy Commissioner of Banks for the Commonwealth of Massachusetts.

     RHODA K. ASTONE, 46, first joined the Bank in August 1973, working in various capacities within the Bank, and left in January 1988 to raise her family. During this period she also worked part-time at the Beth Israel Children's Hospital Medical Center. Ms. Astone rejoined the Bank in January 1999 as Executive Assistant to the senior staff and became Secretary and Clerk of the Company in January 2001.

--------------------------------------------------------------------------------
                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

     The Board of Directors conducts its business through meetings of the Board and through its committees. During the year ended March 31, 2001, the Board of Directors of the Company held seven meetings, and the Board of Directors of the Bank met 12 times. No Director attended fewer than 75% of the total number of meetings of the Board of Directors and meetings of committees on which the director served during this period.

     A Nominating Committee consisting of Directors John F. Gilgun, Jr., John G. Quinn and Marat E. Santini met once to nominate the nominees for Directors to be voted on at the Annual Meeting. The Company's Articles of Organization provide the procedures for making nominations and states, among other things, that any stockholder nomination to the Board of Directors must be made in writing and delivered or mailed to the Secretary of the Company not less than 30, nor more than 60 days prior to the meeting of stockholders called for the election of directors.

     The Company's Finance Committee serves as an Audit Committee. This Committee meets monthly to review reports prepared by the Company's accounting staff as well as by its internal auditor. In addition, the Finance Committee selects the Company's independent auditors with whom it meets to review the Company's audit. The members of the Finance Committee are Directors Gregory W. Boulos (Chairman), Terence D. Kenney, Nancy D. Neri and John G. Quinn. All of the members of the Audit Committee are independent within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers, Inc.'s listing standards. The Company's Audit Committee has adopted a written charter, a copy of which appears as an appendix to this Proxy Statement. This Committee met 12 times during the year ended March 31, 2001.

     The Company's Finance Committee (as listed above) also serves as a compensation committee and reviews various personnel issues such as wage and salary programs and incentive compensation. During the year ended March 31, 2001, the Finance Committee met twice in its capacity as a compensation committee.

--------------------------------------------------------------------------------
                              DIRECTOR COMPENSATION
--------------------------------------------------------------------------------

     Directors of the Company are each paid a fee of $450 per Board meeting attended. The Chairmen of the Finance Committee and the Security (or loan review) Committee each are paid a fee of $660 for each meeting of the respective committee which they attend in their capacities as chairman. Members of both the Finance and Security Committees each receive a fee of $350 per meeting attended. The President does not receive any director's or committee fees. Director Terence D. Kenney receives an additional $567 per month as a consulting fee for services rendered in connection with the Bank's Woburn branches. Chairman Doherty receives $800 per meeting as a Director and a member of the Security Committee.

     The Company has established a Deferred Compensation Plan for Non-Employee Directors pursuant to which directors who are not employees of the Company or the Bank are eligible to defer all or a portion of their director fees. Deferred fees are credited to an account in a grantor trust and invested in shares of the Common Stock. Shares allocated to a director's account are paid out in equal annual installments over a three-year period beginning six months after the director ceases to be a director. As of March 31, 2001, Directors Boulos and Neri were participating in the Deferred Compensation Plan for Non-Employee Directors but no shares have been credited to their accounts.

--------------------------------------------------------------------------------
                    EXECUTIVE COMPENSATION AND OTHER BENEFITS
--------------------------------------------------------------------------------

     SUMMARY COMPENSATION TABLE. The following table sets forth cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer and each other executive officer of the Company whose salary and bonus earned in fiscal year 2001 exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries (the "Named Executive Officers").

                                                                                             LONG-TERM
                                                                                           COMPENSATION
                                                                                           ------------
                                                                                              AWARDS
                                                     ANNUAL COMPENSATION                   ------------
                                            ----------------------------------------        SECURITIES
      NAME AND                      FISCAL                            OTHER ANNUAL          UNDERLYING        ALL OTHER
PRINCIPAL POSITION                  YEAR    SALARY        BONUS(1)   COMPENSATION(2)          OPTIONS      COMPENSATION(3)
------------------                  ----    ------        --------   ---------------          -------      ---------------
John D. Doherty                     2001    $  259,200    $ 51,760       $      --            12,573        $  32,401
  President and Chief               2000       244,915      45,000              --            13,066           29,731
  Executive Officer                 1999       222,519      45,000              --                --           29,076

Paul S. Feeley                      2001       120,781      14,493              --             2,757           15,299
  Senior Vice President/            2000       114,942      10,000              --             2,865           15,873
  Chief Financial Officer           1999       102,600      10,000              --                --            2,513
  and Treasurer

David W. Kearn                      2001       127,148      20,343              --             4,354           23,311
  Senior Vice President/            2000       121,536      20,000              --             4,524           21,929
  Lending and Retail Banking        1999       108,000      20,000              --                --           21,135

William P. Morrissey                2001       115,365      13,843              --             2,634           21,450
  Senior Vice President for         2000       109,731      10,000              --             2,736           19,316
  Corporate Affairs                 1999        98,000      10,000              --                --           19,695

______________
(1) Reflects fiscal year for which bonus was earned. For fiscal 2001, consists of bonus earned under Management Incentive Program.
(2) Does not include perquisites which totaled less than ten percent of annual salary and bonus.
(3)  For  fiscal  year  2001,  consists  of $4,930,  $701,  $3,601  and  $3,789, respectively, in Company contributions to defined contribution retirement plan, $1,123, $1,207, $1,207 and $1,207, respectively, in paid life insurance premiums and the value of 1,511, 768, 1,061 and 944 shares, based on $17.4375 per share (the last reported sale price of such shares on the effective date of the allocation, October 31, 2000), allocated to the ESOP accounts of Messrs. Doherty, Feeley, Kearn and Morrissey, respectively.

     OPTION GRANTS IN FISCAL YEAR 2001. The following table contains information concerning the grant of stock options during the year ended March 31, 2001 to the Named Executive Officers.

                                                 PERCENT                                     POTENTIAL REALIZABLE
                                                 OF TOTAL                                      VALUE AT ASSUMED
                                NUMBER OF        OPTIONS                                     ANNUAL RATES OF STOCK
                                SECURITIES      GRANTED TO                                    PRICE APPRECIATION
                                UNDERLYING      EMPLOYEES                                     FOR OPTION TERM (2)
                                 OPTIONS        IN FISCAL       EXERCISE     EXPIRATION      ----------------------
NAME                           GRANTED (1)        YEAR           PRICE          DATE              5%         10%
----                           -----------      ---------        -----       ----------      --------     ---------
John D. Doherty                   12,573          38.68%          $16.625     12/14/10        $414,722     $660,375
Paul S. Feeley                     2,757           8.48            16.625     12/14/10          90,940      144,807
David W. Kearn                     4,354          13.40            16.625     12/14/10         143,617      228,686
William P. Morrissey               2,634           8.10            16.625     12/14/10          86,883      138,346

-----------------
(1) All options were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant and were immediately exercisable.
(2) Based on the difference between the aggregate exercise price of the options and the aggregate value of the underlying Common Stock at the expiration date assuming the indicated annual rate of appreciation in the value of the Common Stock from the date of grant, December 14, 2000.

     OPTION EXERCISES AND FISCAL YEAR-END VALUES. The following table sets forth information regarding the values of options held by the Named Executive Officers at the end of fiscal year 2001. The Named Executive Officers did not exercise any options during fiscal year 2001.

                                         NUMBER OF SECURITIES                        VALUE OF UNEXERCISED
                                        UNDERLYING UNEXERCISED                       IN-THE-MONEY OPTIONS
                                      OPTIONS AT FISCAL YEAR-END                     AT FISCAL YEAR-END (1)
                                    -------------------------------             ------------------------------
NAME                                EXERCISABLE      UNEXERCISABLE              EXERCISABLE      UNEXERCISABLE
----                                -----------      -------------              -----------      -------------
John D. Doherty                       32,639              --                    $ 29,538           $    --
Paul S. Feeley                         5,622              --                       3,791                --
David W. Kearn                         8,881              --                       5,987                --
William P. Morrissey                   5,370              --                       3,622                --

--------
(1) Value is based on the difference between the aggregate market value of shares underlying the unexercised in-the-money options at March 31, 2001 ($18.00 per share based on the closing sale price reported on the Nasdaq National Market) and the aggregate exercise price of these options. Options are considered in-the-money if the value of the underlying securities exceeds the exercise price of the options.

     EMPLOYMENT, CONSULTING AND SEVERANCE AGREEMENTS. The Bank has entered into an employment agreement (the "Employment Agreement") with John D. Doherty, President. The Employment Agreement provides for a term of five years and an automatic annual extension of the term of employment for an additional one-year period beyond the then-effective expiration date unless either the Bank or Mr. Doherty gives written notice that the Employment Agreement will not be extended further. The current base annual salary of John D. Doherty is $259,200. The Employment Agreement also provides for annual salary review by the Board of Directors, as well as inclusion of Mr. John D. Doherty in any discretionary bonus plans, customary fringe benefits, vacation and sick leave and disability payments of the Bank. The Employment Agreement is terminated upon death and is terminable by the Bank for "just cause" as defined in the Employment Agreement. If the Bank terminates Mr. John D. Doherty without just cause, he is entitled to a continuation of his salary for the remaining term of the Employment Agreement. Mr. John D. Doherty may terminate the Employment Agreement upon 90 days notice to the Bank.

     The Employment Agreement provides that in the event of his involuntary termination of employment in connection with, or within three years after, any change in control of the Bank or the Company, Mr. John D. Doherty will be paid within 10 days of such termination an amount equal to the difference between (i)
2.99 times his "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under
Section 280G(b)(2) of the Internal Revenue Code, that Mr. John D. Doherty receives on account of the change in control. The term "change in control" is defined as the acquisition, by any person or entity, of the ownership, holding or power to vote more than 25% of the Company's or the Bank's voting stock, the control of the election of a majority of the Company's or the Bank's directors, or the exercise of a controlling influence over the management or policies of the Company or the Bank. In addition, under the Employment Agreement, a change in control occurs when, during any consecutive two-year period, directors of the Company or the Bank at the beginning of such period cease to constitute a majority of the Board of Directors of the Company or the Bank, unless the election of replacement directors was approved by a two-thirds vote of the initial directors then in office. The Employment Agreement also provides for a similar lump sum payment to be made in the event of Mr. John D. Doherty's voluntary termination of employment within three years following a change in control, upon the occurrence, or within 90 days thereafter, of certain specified events following a change in control, which have not been consented to in writing by Mr. John D. Doherty, including (i) the requirement that he perform his principal executive functions more than 35 miles away from his primary office, (ii) a reduction in his base compensation as in effect prior to the change in control, (iii) the failure of the Bank to provide Mr. John D. Doherty with compensation and benefits substantially similar to those provided to him at the time of the change in control under any employee benefit plans in which he becomes a participant, (iv) the assignment to Mr. John D. Doherty of material duties and responsibilities other than those normally associated with his position with the Bank, and (v) a material reduction in his authority and responsibility. In the event that a dispute arises between Mr. John D. Doherty and the Bank, as to the terms or interpretation of the Employment Agreement, Mr. John D. Doherty will be reimbursed for all reasonable expenses arising from such dispute. Payments made under these "change in control" provisions are in lieu of any rights to which Mr. John D. Doherty would be entitled in the event his employment was terminated without just cause. If the change in control provisions had been triggered as of March 31, 2001, Mr. John D. Doherty would have received up to approximately $787,000.

     In connection with Joseph R. Doherty's retirement as Chief Executive Officer of the Bank effective March 31, 1992, the Bank and Joseph R. Doherty entered into a Consulting Agreement whereby the Bank retained Mr. Doherty as a consultant to the Bank and its Board of Directors and as Chairman of the Board. Pursuant to the Consulting Agreement, Mr. Doherty receives $100,000 annually in addition to use of an office and secretary, reimbursement for certain business related dues and expenses, group health and life insurance benefits for him and his dependents and use of an automobile. The Consulting Agreement currently provides for a term of one year and is subject to automatic annual extensions for additional one-year periods, unless written notice from the Bank or Mr. Doherty directs otherwise. Mr. Doherty's Consulting Agreement may be terminated by the Board of Directors at any time for "just cause," as defined in the Consulting Agreement. In addition, the Board may terminate Mr. Doherty at any time for reasons other than "just cause," however, under such circumstances Mr. Doherty shall be entitled to the salary and benefits payable under the Consulting Agreement until its expiration. Mr. Doherty may terminate the Consulting Agreement upon giving the Board of Directors 60 days prior written notice. During fiscal 2001, Mr. Doherty waived the receipt of all compensation and the use of the automobile under this Consulting Agreement due to health reasons. He did receive directors fees of $8,100 for Board meetings attended during fiscal 2001.

     The Bank has entered into severance agreements (the "Severance Agreements") with Paul S. Feeley, Senior Vice President/Chief Financial Officer, David W. Kearn, Senior Vice President/Lending & Retail Banking, and William P. Morrissey, Senior Vice President for Corporate Affairs. The Severance Agreements each provide for a term of three years and an automatic annual extension of the term of employment for an additional one-year period beyond the then-effective expiration date, unless either the Bank or Messrs. Feeley, Kearn or Morrissey gives written notice that the Severance Agreement will not be extended further. The Severance Agreements provide that in the event of their involuntary termination of employment in connection with, or within one year after, any change in control of the Company or the Bank, Messrs. Feeley, Kearn and Morrissey will be paid within 10 days of such termination an amount equal to two times their annual base salary at the rate just prior to the change in control provided, however, the amount received shall in no event exceed the difference between (i) 2.99 times their "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that they receive on account of the change in control. "Control" generally refers to the acquisition, by any person or entity, of the ownership, holding, or power to vote more than 25% of the Company's or the Bank's voting stock, the control of the election of a majority of the Company's or the Bank's directors, or the exercise of a controlling influence over the management or policies of the Company or the Bank. In addition, a change in control occurs when, during any consecutive two-year period, directors of the Company or the Bank at the beginning of such period cease to constitute a majority of the Board of Directors of the Company or the Bank, unless the election of replacement directors was approved by a two-thirds vote of the initial directors then in office. The Severance Agreements also provide for a similar lump sum payment in the event of Messrs. Feeley's, Kearn's or Morrissey's voluntary termination of employment within one year following a change in control, upon the occurrence, or within 90 days thereafter, of certain specified events following a change in control, which have not been consented to in writing by Messrs. Feeley, Kearn or Morrissey, including (i) the requirement that they perform their principal executive functions more than 35 miles away from their primary office, (ii) a reduction in the their base compensation as in effect prior to the change in control, (iii) the failure of the Company or the Bank to provide them with compensation and benefits substantially similar to those provided to them at the time of the change in control under any employee benefit plans in which they become a participant, (iv) the assignment to them of material duties and responsibilities other than those normally associated with their position with the Bank, and (v) a material reduction in their authority and responsibility. In the event that a dispute arises between Messrs. Feeley, Kearn or Morrissey and the Bank, as to the terms or interpretation of the Severance Agreements, they will be reimbursed for all reasonable expenses arising from such dispute. If the change in control provisions had been triggered as of March 31, 2001, Messrs. Feeley, Kearn and Morrissey would have received up to approximately $372,000, $394,000 and $343,000, respectively.

     PENSION PLAN. The following table illustrates the maximum estimated annual benefits payable upon retirement pursuant to the Bank's defined benefit pension plan based upon the pension plan formula for specified final average earnings and specified years of service.

      FINAL                                                 YEARS OF SERVICE
     AVERAGE         --------------------------------------------------------------------------------------------
    EARNINGS            10              15               20              25               30               35
    --------         --------------------------------------------------------------------------------------------
    $ 25,000         $  2,500        $   3,750        $   5,000       $   6,250        $   7,500        $   8,750
      50,000            5,369            8,459           11,279          14,099           16,918           19,738
     100,000           13,139           19,709           26,279          32,849           39,418           45,988
     150,000           20,639           30,959           41,279          51,599           61,918           72,238
     175,000           23,139           34,709           46,279          57,849           69,418           80,988
     200,000           23,139           34,709           46,279          57,849           69,418           80,988
     250,000           23,139           34,709           46,279          57,849           69,418           80,988
     300,000           23,139           34,709           46,279          57,849           69,418           80,988


     Benefits are hypothetical amounts only. Currently, the maximum annual benefit payable under the pension plan is $140,000. Final average earnings in excess of $228,973 are not covered under the pension plan for pre-1994 accruals, and final average earnings in excess of $166,667 are not covered under the pension plan for post-1993 accruals. "Final average earnings," which are based upon a participant's highest three consecutive years of compensation, consist of compensation that would appear under the "Salary" and "Bonus" columns of the Summary Compensation Table above. Benefits under the pension plan become 100% vested over a six-year period, with 20% of such benefits vesting upon the completion of each of the second through sixth years of credited service under the pension plan. As of March 31, 2001, Messrs. Doherty, Feeley, Kearn and Morrissey had approximately 19, three, seven and eight years, respectively, of credited service under the pension plan. Benefits set forth in the preceding table are computed as a single life annuity and are not subject to any deduction for Social Security or other offset amounts.


--------------------------------------------------------------------------------
                              CERTAIN TRANSACTIONS
--------------------------------------------------------------------------------

     The Bank engages in transactions with affiliates of the Bank on the same terms and other conditions as those offered to unaffiliated parties. Loans by the Bank made to Directors, officers and employees are made in the ordinary course of business, on substantially the same terms, including interest rates, collateral and repayment terms as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectability or present other unfavorable features. Massachusetts law provides that co-operative banks are limited in the amount of money they may lend an officer of the Bank. These limits are $275,000 for a mortgage on a primary residence, $75,000 loans for educational purposes and $20,000 for all other types of loans in total. This restriction does not apply to non-officer employees of the Bank or to its outside Directors. Any loans existing prior to the implementation of this restriction are grandfathered. The same loans available to the public are available to Directors, officers and employees. From time to time, the Bank retains Santini, Inc., a firm controlled by members of Director Santini's immediate family, to perform various general contracting services. During fiscal 2001, the Bank paid Santini, Inc. a total of $71,000 for such services.


--------------------------------------------------------------------------------
             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

     GENERAL. The function of administering the Company's executive compensation policies is currently performed by the Finance Committee of the Board of Directors, which is composed entirely of outside directors. The Committee is responsible for developing and making recommendations to the Board concerning compensation paid to the Chief Executive Officer and each of the other executive officers and for overseeing all aspects of the Company's executive compensation program, including employee and executive benefit plans. Because the Company does not have any executive officers who are not also executive officers of the Bank, this discussion refers to the executive officers of the Bank, rather than the Company.

     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION. The Committee has sought to design and implement an executive compensation program that will achieve the following goals:

     o attract and retain qualified executives through competitive base salaries and benefits;
     o motivate executive management to achieve short-term corporate performance goals through cash incentives; and
     o align the interests of senior management with those of stockholders and promote the long-term performance of the Bank through equity incentives.

     To achieve these goals, the Committee has incorporated the following elements into the Bank's executive compensation program:

     Base Salaries and Benefits. Working with outside consultants, the Committee has sought to develop a competitive salary and benefit structure for the Bank's executive officers. Based on surveys of compensation practices at similarly sized institutions in the northeastern United States, the Committee has established recommended salary ranges for each position level. The salary structure has been developed so that the midpoint for each salary range approximates the competitive market midpoint for the range. Salaries are reviewed and adjusted within the range annually based on competitive considerations. The Committee seeks to maintain the competitiveness of its salary structure by reviewing a comprehensive analysis of market compensation practices at least every two years.

     Management Incentive Program. During the 2001 fiscal year, the Bank adopted a management incentive program which provides cash incentives payments to eligible members of management provided that certain corporate performance criteria are met. Under the Incentive Plan, eligible officers may receive bonuses equal to a specified percentage of their salary provided that various corporate performance goals have been satisfied. Performance goals for fiscal 2001 included profitability and asset quality targets, implementation of technology upgrades and development of strategies for the enhancement of non-interest income. The Incentive Plan provides for increased incentives if corporate performance goals are exceeded.

     Stock Options. To better align the interests of management with those stockholders and to promote long-term performance, the Committee has determined that specified senior officers should be compensated through grants of stock options based on their contribution to the achievement of corporate performance goals and individual merit. For each fiscal year, the Committee reserves a specified number of options for grant to eligible executive officers with one half of such options reserved for contribution grants and half for merit grants. All options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant and a term of ten years.

     Compensation of Chief Executive Officer. For fiscal year 2001, the Committee determined to increase the Chief Executive Officer's base salary by approximately 8% after considering a variety of factors, including the salary ranges previously established, the relative positions of the Chief Executive Officer and other executive officers within those ranges and an analysis of salaries being paid by Northeast commercial banks and savings institutions in the asset range of $250 million to $500 million. Based on the Bank's performance relative to the targets established under the Management Incentive Plan, the Chief Executive Officer received a cash bonus equal to 20% of base salary. The Committee additionally awarded the Chief Executive Officer options for 12,573 shares based on his contribution to the Bank's performance and individual merit.

                        MEMBERS OF THE FINANCE COMMITTEE
                        (which serves as the Compensation Committee)

                              GREGORY W. BOULOS
                              TERENCE D. KENNEY
                              NANCY D. NERI
                              JOHN G. QUINN

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Company and Bank had no "interlocking" relationships existing on or after January 1, 1997 in which (i) any executive officer of the Bank served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Finance Committee of the Bank, (ii) any executive officer of the Bank served as a director of another entity, one of whose executive officers served on the Finance Committee of the Bank, or (iii) any executive officer of the Bank served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a member of the Bank's Board of Directors. No member of the Finance Committee of the Board of Directors of the Company or the Bank was (a) an officer or employee of the Company or the Bank or any of its subsidiaries during the fiscal year ended March 31, 2001, (b) a former officer of the Company or the Bank or any of its subsidiaries, or (c) an insider (i.e., director, officer, director or officer nominee, greater than 5% stockholder, or immediate family member of the foregoing) of the Company or the Bank and directly or indirectly engaged in transactions with the Bank or any subsidiary involving more than the $60,000 during the fiscal year ended March 31, 2001.

--------------------------------------------------------------------------------
                        SECURITY OWNERSHIP OF MANAGEMENT
--------------------------------------------------------------------------------

     The following table sets forth, as of the Record Date, the beneficial ownership of the Common Stock by each of the Company's directors, nominees, and Named Executive Officers, and by all directors, nominees and executive officers as a group.

                                                                                         PERCENT OF SHARES
                                              AMOUNT AND NATURE OF                        OF COMMON STOCK
NAME                                        BENEFICIAL OWNERSHIP (1)                      OUTSTANDING (2)
----                                        ------------------------                     -----------------
Joseph R. Doherty                                   53,675                                   3.15%
John D. Doherty                                    140,334  (3)                              8.09%
Terence D. Kenney                                    1,541  (4)                              0.09%
John F. Gilgun, Jr.                                  1,075                                   0.06%
Marat E. Santini                                     2,300                                   0.14%
Nancy D. Neri                                          200                                   0.01%
Gregory W. Boulos                                    5,500  (4)                              0.32%
John G. Quinn                                        1,200                                   0.07%
Paul S. Feeley                                       7,112  (5)                              0.42%
David W. Kearn                                      13,946  (6)                              0.82%
William P. Morrissey                                10,461  (7)                              0.61%

All directors, nominees
  and executive officers
  (12 persons) as a group                          238,401  (8)                              13.59%

----------
(1) For definition of beneficial ownership, see note (1) to table in "Voting Securities and Principal Holders Thereof."
(2) For purposes of calculating percentage ownership the number of shares outstanding includes any shares which the beneficial owner has the right to acquire within 60 days of the Record Date.
(3) Includes 32,639 shares of Common Stock which he has the right to acquire pursuant to stock options exercisable within 60 days of the Record Date and 11,465 shares allocated to his account in the ESOP.
(4) Does not include 160,742 shares held by the ESOP, over which shares the ESOP Trustees, Directors Boulos and Kenney, may be deemed to have shared or sole voting and/or investment power.
(5) Includes 1,490 shares allocated to his account in the ESOP and 5,622 shares which he has the right to acquire pursuant to options exercisable within 60 days of the Record Date.
(6) Includes 5,068 shares allocated to his account in the ESOP and 8,878 shares which he has the right to acquire pursuant to options exercisable within 60 days of the Record Date.
(7) Includes 5,091 shares allocated to his account in the ESOP and 10,451 shares which he has the right to acquire pursuant to options exercisable within 60 days of the Record Date.
(8) Includes 52,509 shares of Common Stock which may be acquired pursuant to stock options exercisable within 60 days of the Record Date and 23,114 allocated to the ESOP accounts of directors and executive officers. Does not include 160,742 shares held by the ESOP, over which shares the ESOP Trustees may be deemed to have shared or sole voting and/or investment power.

--------------------------------------------------------------------------------
                          STOCK PRICE PERFORMANCE GRAPH
--------------------------------------------------------------------------------

     The graph and table which follow show the cumulative total return on the Common Stock of the Bank and the Company from March 31, 1996 through March 31, 2001 compared with the cumulative total return of (i) an index of Nasdaq commercial banks and (ii) the S&P 500 Index (the "S&P 500"). Cumulative total return on the stock or the index equals the total increase in value since March 31, 1996, assuming reinvestment of all dividends paid on the stock or the index, respectively. The graph and table were prepared assuming that $100 was invested at the closing price on March 31, 1996 in the Common Stock of the Bank and in each index. The stockholder returns shown on the performance graph are not necessarily indicative of the future performance of the Common Stock or of any particular index. Up to January 8, 1999, information is for the Common Stock of Central Co-operative Bank. After January 8, 1999, information is for the Common Stock of Central Bancorp, Inc.

                       CUMULATIVE TOTAL SHAREHOLDER RETURN
                  COMPARED WITH PERFORMANCE OF SELECTED INDICES

[Line graph appears here depicting the cumulative total shareholder return of $100 invested in the Common Stock of the Bank as compared to $100 invested in the Nasdaq Bank Index and the S&P 500 Index. Line graph begins at March 29, 1996 and plots the cumulative return at March 31, 1997, 1998, 1999, 2000 and 2001. The plot points are provided below.]

                                3/31/96     3/31/97      3/31/98     3/31/99    3/31/00    3/31/01
                                -------     -------      -------     -------    -------    -------
Central Bancorp, Inc.           100.00      105.77       181.54      108.46      96.92     110.77
S&P 500                         100.00      119.84       177.70      210.98     249.65     195.19
NASDAQ Bank Index               100.00      128.79       200.11      180.33     170.90     189.05

--------------------------------------------------------------------------------
                              INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

     The Board of Directors has heretofore renewed the Company's arrangements with KPMG LLP, independent public accountants, to be its auditors for the 2002 fiscal year. A representative of KPMG LLP will be present at the Annual Meeting to respond to questions from stockholders and will have the opportunity to make a statement if he or she so desires.

     AUDIT FEES. During the fiscal year ended March 31, 2001, the aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q filed during the fiscal year ended March 31, 2001 were $117,000.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. During the fiscal year ended March 31, 2001, the Company did not retain KPMG LLP to provide advice to the Company regarding financial information systems design and implementation.

     ALL OTHER FEES. For the fiscal year ended March 31, 2001, the aggregate fees paid by the Company to KPMG LLP for all other services (other than audit services and financial information systems design and implementation services) were $142,950.


--------------------------------------------------------------------------------
                             AUDIT COMMITTEE REPORT
--------------------------------------------------------------------------------

     The Audit Committee has reviewed and discussed the audited financial statements of the Company with management and has discussed with KPMG LLP, the Company's independent auditors, the matters required to be discussed under Statement of Auditing Standards No. 61 ("SAS 61"). In addition, the Audit Committee received from KPMG LLP the written disclosures and the letter required to be delivered by KPMG LLP under Independence Standards Board Standard No. 1 ("ISB Standard No. 1") and has discussed with representatives of KPMG LLP their independence.

     The Audit Committee has reviewed the non-audit services currently provided by the Company's independent auditors and has considered whether the provision of such services is compatible with maintaining the independence of the Company's independent auditors.

     Based on its review of the financial statements, its discussion with KPMG LLP regarding SAS 61, and the written materials provided by KPMG LLP under ISB Standard No. 1 and the related discussion with KPMG LLP of their independence, the Audit Committee has recommended that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the year ended March 31, 2001, for filing with the Securities and Exchange Commission.

                                         FINANCE COMMITTEE

                                         GREGORY W. BOULOS
                                         TERENCE D. KENNEY
                                         NANCY P. NERI
                                         JOHN G. QUINN

--------------------------------------------------------------------------------
             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

     Under the Exchange Act, the Company's officers and directors and all persons who own more than ten percent of the Common Stock ("Reporting Persons") are required to file reports detailing their ownership and changes of ownership in the Common Stock and to furnish the Company with copies of all such ownership reports that are filed. Based solely on the Company's review of the copies of such ownership reports which it has received in the past fiscal year or with respect to the past fiscal year, or written representations from such persons that no annual report of changes in beneficial ownership were required, the Company believes during the fiscal year ended March 31, 2001 and the prior fiscal year all Reporting Persons have complied with these reporting requirements, except for Joseph R. Doherty who filed three Form 4s late, John D. Doherty who was late in filing two Form 4s and Mr. Morrissey who did not timely file his Form 5 for fiscal year 2000.


--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies. The cost of the proxy solicitation will be borne by the Company. The Company has retained Morrow & Company to assist in the solicitation of proxies for which services Morrow & Company will receive a fee of $4,000 plus reimbursement of expenses. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone at their regular salary or hourly compensation.


--------------------------------------------------------------------------------
                              FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     The Company's 2001 Annual Report to Stockholders, including financial statements prepared in conformity with generally accepted accounting principles, has been mailed to all stockholders of record as of the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing the Company. Such Annual Report is not to be treated as part of the proxy solicitation materials nor as having been incorporated herein by reference. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO
STOCKHOLDERS UPON WRITTEN REQUEST TO RHODA K. ASTONE, SECRETARY AND CLERK, CENTRAL BANCORP, INC., 399 HIGHLAND AVENUE, SOMERVILLE, MASSACHUSETTS 02144.


--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

     In order to be eligible for inclusion in the proxy materials of the Company for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's main office at 399 Highland Avenue, Somerville, Massachusetts no later than February 27, 2002. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

     Stockholder proposals to be considered at such Annual Meeting, other than those submitted pursuant to the Exchange Act, must be stated in writing, delivered or mailed to the Secretary and Clerk of the Company at the above address, not less than 30 days nor more than 60 days prior to the date of any such Annual Meeting.




                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   /s/ Rhoda K. Astone

                                   RHODA K. ASTONE
                                   SECRETARY AND CLERK

Somerville, Massachusetts
June 26, 2001

                                                                      APPENDIX A



                              CENTRAL BANCORP, INC.

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS


I.       AUDIT COMMITTEE PURPOSE

The Finance Committee of the Bank serves as the Audit Committee for the Company. The audit Committee is appointed by the Board of Directors of the Company to assist the Board of Directors of the Company in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:


o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and compliance.

o Monitor the independence and performance of the Company's independent auditors and internal auditing department.

o    Provide  an  avenue  of  communication  among  the  independent   auditors,
     management, the internal auditing department, and the Board of Directors.

o    Report to the Board of Directors

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.      AUDIT COMMITTEE COMPOSITION AND MEETINGS

Audit Committee members shall meet the requirements of the NASDAQ National Market. The Audit Committee shall be comprised of at least three and no more than six directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee or at least its Chair should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditor's limited review procedures.

Audit Committee Charter                                                   Page 2
================================================================================

III.     AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

Review Procedures
-----------------

1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with Securities and Exchange Commission (SEC) regulations.

2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

3. In consultation with the management, the independent auditors and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses, including the status of previous recommendations.

4. Review with financial management and/or the independent auditors the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

Independent Auditors
--------------------

5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence, and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6. Approve the fees and other significant compensation to be paid to the independent auditors.

7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

8. Review the independent auditor's audit plan, including scope, staffing, locations, reliance upon management and internal audit and general audit approach.

9. Prior to releasing the year-end earnings and/or filing year end SEC reports, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with SAS 61.

10.  Consider  the  independent   auditors'  judgments  about  the  quality  and
     appropriateness of the Company's accounting principles as applied in its financial reporting.

Internal Audit Department and Legal Compliance
----------------------------------------------

11. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed. The internal audit function shall have a direct reporting responsibility to the Board of Directors through the Audit Committee.

Audit Committee Charter                                                   Page 3
================================================================================

12. Review the appointment, performance and replacement of the internal audit function.

13. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

14. On at least an annual basis, review with the Company's management and, if deemed necessary, with counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities
--------------------------------------

15. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report may be included in the Company's annual proxy statement.

16. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

17. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

18. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.


[x] PLEASE MARK VOTES
    AS IN THIS EXAMPLE
     ________________________

       CENTRAL BANCORP, INC.                       1. The election as directors of all nominees listed
     ________________________                         below (except as noted to the contrary).

        COMMON STOCK                                                            For All     With-    For All
                                                                                Nominees    Held     Except

                                                      (01) Gregory W. Boulos     [  ]       [  ]      [  ]
Mark box at right if you plan to attend               (02) John D. Doherty       [  ]       [  ]      [  ]
the Annual Meeting. [ ]

Mark box at right if an address change   [ ]
or comment has been noted on the reverse
side of this card.

                                                      NOTE:  IF  YOU DO NOT  WISH YOUR  SHARES VOTED "FOR" A PARTICULAR
CONTROL NUMBER:                                       NOMINEE, MARK THE "FOR ALL  EXCEPT" BOX AND STRIKE A LINE THROUGH
RECORD DATE SHARES:                                   THE NAME(S) OF THE NOMINEE(S) IN THE LIST ABOVE. YOUR SHARES WILL
                                                      BE VOTED FOR THE REMAINING NOMINEE(S).

                                                      Should the undersigned be present and elect to vote at the Annual
                                                      Meeting or at any adjournment  thereof and after  notification to the Secretary of the Company at the Meeting of the  stockholder's decision  to  terminate  this  Proxy,  then  the  power  of  said attorneys  and  proxies  shall  be  deemed  terminated  and of no further force and effect.

                                                      The  undersigned  acknowledges  receipt from the Company prior to the  execution  of this Proxy of Notice of the  Meeting,  a Proxy
                                                      Statement dated June 26, 2001, and the Company's Annual Report to
                                                      Stockholders.

                                                      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED
                                                      PROPOSITIONS.





                                                |--------------------|
Please be sure to sign and date this Proxy      |  Date              |
---------------------------------------------------------------------
|                                                                    |
---------------------------------------------------------------------
Stockholder Sign here                     Co-owner sign here



DETACH CARD                                                                                                 DETACH CARD


                              CENTRAL BANCORP, INC.
REVOCABLE PROXY
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JULY 26, 2001

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints John F. Gilgun, Jr. and Marat E. Santini, with full powers of substitution to act, as attorneys and proxies for the undersigned, to vote all shares of Common Stock of Central Bancorp, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the Auditorium of FleetBoston, 100 Federal Street, Boston, Massachusetts on Thursday, July 26, 2001, at 11:00 a.m. and at any and all adjournments thereof, as follows on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

--------------------------------------------------------------------------------
|    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED  |
|                          POSTAGE-PREPAID ENVELOPE.                           |
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
| Please sign exactly as your name appears on this card. When signing as       |
| attorney,executor, administrator, trustee or guardian, please give your full |
| title. If shares are held jointly, each holder should sign.                  |
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                        DO YOU HAVE ANY COMMENTS?


____________________________                     _______________________________

____________________________                     _______________________________

____________________________                     _______________________________